                                                                  EXHIBIT 99.14


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 7, 2002, relating to the financial statements and financial highlights of Janus Aspen Growth Portfolio, Janus Aspen Growth and Income Portfolio, and Janus Aspen International Growth Portfolio (three of the portfolios constituting Janus Aspen Series) which appears in the December 31, 2001 Annual Report to Shareholders of Janus Aspen Series, which is also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference of our report dated February 4, 2002, relating to the financial statements and financial highlights of Berger IPT-Growth Fund, Berger IPT-Large Cap Growth Fund, and Berger IPT-International Fund (three of the portfolios constituting Berger Institutional Products Trust) which appears in the December 31, 2001 Annual Report to Shareholders of Berger Institutional Products Trust, which is also incorporated by reference into the Registration Statement.

We also consent to the reference to us under the heading "Fiscal Year End and Financial Statements" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP

Denver, Colorado
December 10, 2002